UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                     FORM 8K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 2, 2000

                            THE CLASSICA GROUP, INC.
        (Exact name of small business issuer as specified in its charter)



           NEW YORK                   0-19721             13-3413467
   (STATE OR JURISDICTION           (COMMISSION         (IRS EMPLOYER
       OF INCORPORATION)            FILE NUMBER)      IDENTIFICATION NO.)


     1835 SWARTHMORE AVENUE, LAKEWOOD, NEW JERSEY         08701
     --------------------------------------------         -----
       (Address of principal executive offices)         (zip code)


       Registrant's telephone number, including area code: (732) 363-3800

Item 2.  Acquisition or Disposition of Assets

     a. Effective October 2, 2000 ("the effective date"), The Classica Group, Inc., ("Classica" or "the Company") acquired several patents related to the operations of its Classica Microwave Technologies, Inc. subsidiary, in addition to a fully operational texting laboratory in Scandiano, Italy.

     Prior to the closing, all of the outstanding assets were owned by OMAC Research, Ltd, ("OMAC") of the United Kingdom, sole shareholder, and at closing were converted into 301,094 shares of Classica common stock.

     Upon the transfer of the Classica shares to OMAC, the assets became wholly owned by Classica.

     There was no material relationship between OMAC and Classica or any of its affiliates, any director or officer of Classica, or any associate of any such director or officer.

     Consideration for the acquisition was solely in the form of common stock.

     This does not purport to be a complete description of the transaction. For complete details of the transaction see the acquisition agreement filed as an exhibit hereto.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned thereunto duly authorized




                            The Classica Group, Inc.
                                  (Registrant)




Date:    April 16, 2001                   By:/s/ Scott G. Halperin
                                             ---------------------
                                             Scott G. Halperin
                                             Chairman & Chief Executive Officer


Date:    April 16, 2001                   By:/s/ Bernard F. Lillis, Jr.
                                             --------------------------
                                             Bernard F. Lillis, Jr
                                             Chief Financial Officer